UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2023

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302.734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On September 26, 2023, Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “SPA”) with Florida Power & Light Company, a Florida corporation (“FPL”), to acquire all of the outstanding common shares of Pivotal Utility Holdings, Inc., a wholly owned subsidiary of FPL doing business as Florida City Gas (“FCG”), for approximately $923.4 million in cash, subject to customary purchase price adjustments.

FCG serves approximately 120,000 residential and commercial natural gas customers in eight counties throughout Florida, including Miami-Dade, Brevard, St. Lucie and Indian River counties. FCG delivers natural gas service through infrastructure that includes 3,800 miles of natural gas distribution main and 80 miles of transmission main.

The Company intends to finance the acquisition of FCG with the proceeds from the issuance of new long-term debt and equity. The Company has obtained committed financing to fund the purchase price pursuant to a commitment letter (the “Commitment Letter”) entered into on September 26, 2023, with Barclays Bank PLC, which provides commitments for a 364-day bridge loan facility (the “Bridge Facility”) in an aggregate initial principal amount of $965 million, with such amount to be reduced by, among other things, the aggregate amount of net proceeds received by the Company (or, in certain instances, by its subsidiaries) from certain debt or equity transactions completed contemporaneously with or prior to the consummation of the acquisition of FCG. The funding of the Bridge Facility is contingent on the satisfaction of customary conditions, including (i) execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter and (ii) consummation of the acquisition of FCG.

The SPA contains customary representations, warranties and covenants of each of FPL and the Company. The SPA is subject to the satisfaction of customary closing conditions, including the expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and certain routine regulatory financing approvals in various jurisdictions. Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions of the SPA, the SPA is expected to close in the fourth quarter of 2023.

The SPA may be terminated at any time prior to closing (i) by mutual written consent of the Company and FPL; (ii) by either party if the closing has not occurred on or prior to June 30, 2024 (which date may be extended in certain circumstances); (iii) by either party if the other party materially breaches, or fails to perform its agreements under, the SPA; (iv) by either party is a governmental entity issues a final and non-appealable order or law that prohibits or makes illegal the consummation of the transactions contemplated by the SPA; or (v) by either party if any governmental entity that must grant a required regulatory approval denies such grant and such denial becomes final and non-appealable.

The foregoing summary of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On September 26, 2023, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will hold a conference call on September 27, 2023 at 8:30 a.m. ET to discuss details of the transactions described in Item 1.01 above. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com and select the Florida City Gas Acquisition tab for additional information.

For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.343.5172

International: 203.518.9848

Conference ID: CPK0927

A replay of the presentation will be made available on the previously noted website following the conclusion of the call. The slide presentation to be used by the Company during the conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Furthermore, such information shall not be deemed to be incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933 (the “Securities Act”).

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. One can typically identify forward-looking statements by the use of forward-looking words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These include statements regarding our financing plans, the expected timing of the closing of the proposed acquisition, among others. These statements are based on our current intentions, plans, expectations, assumptions and beliefs. Forward-looking statements speak only as of the date they are made or as of the date indicated. These statements are subject to many risks and uncertainties, including, but not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the acquisition agreement; the failure to obtain applicable regulatory approval, including financing orders, in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of the Company to successfully integrate the business and achieve the expected operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts the Company’s current plans and operations; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or credit ratings; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company and FCG to continue to hire, train and retain appropriately qualified personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers; risks related to unpredictable and severe or catastrophic events or their impact on each company’s business, financial condition and results of operations; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Additional risk factors that may cause actual results or events to differ materially from those expressed in the forward-looking statements are described under “Safe Harbor for Forward-Looking Statements” and Item 1A, “Risk Factors” in our Annual Report on Form 10-K and in other reports that we have or may file with the Securities and Exchange Commission.

In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You are cautioned not to place undue reliance on any forward-looking statements.

This report is for informational purposes only and not intended to and does not constitute an offer to sell securities. No offer of securities shall be made except in accordance with applicable law.

Item 9.01	Financial Statements an Exhibits.

Exhibit Numbers	Description

2.1	Stock Purchase Agreement, dated September 26, 2023, by and among Florida Power & Light Company and Chesapeake Utilities Corporation.*

99.1	Press Release, dated September 26, 2023

99.2	Investor Presentation, dated September 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Contents of the exhibits and disclosure schedules to the Stock Purchase Agreement, dated September 26, 2023, by and among Florida Power & Light Company and Chesapeake Utilities Corporation have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of the omitted exhibits and disclosure schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

September 27, 2023	By:	/s/ Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary